TABLE OF CONTENTS

                                 Part I

                                                               Page


Item 1.      Business........................................      1

Item 2.      Properties......................................     14

Item 3.      Legal Proceedings...............................     18

Item 4.      Submission of Matters to a Vote of
               Security Holders..............................     20


                            Part II


Item 5.      Market for the Registrant's Common
               Equity and Related Stockholder Matters........     21

Item 6.      Selected Financial Data.........................     22

Item 7.      Management's Discussion and Analysis of
               Financial Condition and Results of
               Operations....................................     23

Item 8.      Financial Statements and Supplementary
               Data..........................................     39

Item 9.      Changes in and Disagreements with Accountants
               on Accounting and Financial Disclosure........     89


                           Part III


Item 10.     Directors and Executive Officers
               of the Registrant.............................     89

Item 11.     Executive Compensation..........................     89

Item 12.     Security Ownership of Certain
               Beneficial Owners and Management..............     89

Item 13.     Certain Relationships and
               Related Transactions..........................     89


                            Part IV

Item 14.     Exhibits, Financial Statement Schedules,
               and Reports on Form 8-K.......................     89